Exhibit 10(b)

FIRST AMENDMENT
TO
CLEVELAND-CLIFFS INC 2007 INCENTIVE EQUITY PLAN

RECITALS

WHEREAS, Cleveland-Cliffs Inc, an Ohio corporation, with the approval of the Board of Directors of the Company on March 13, 2007, and the approval of the Company’s shareholders on July 27, 2007, established the Cleveland-Cliffs Inc 2007 Incentive Equity Plan, effective as of March 13, 2007;

WHEREAS, the Plan was adopted by the Board of Directors to replace the Company’s existing long-term equity incentive plans in a manner substantially consistent with economic and philosophical intent of the Company’s then-current long-term incentive equity compensation program;

WHEREAS, the Board of Directors now recognizes that an error occurred when the final written version of the Plan was prepared in terms of capturing in written form the specific understandings and intentions of the Board of Directors (the “Error”);

WHEREAS, Board of Directors believes in good faith that it is in the best interests of the Company and its shareholders to identify and correct the Error at this time through an amendment to the Plan;

WHEREAS, the Board of Directors now desires to amend the Plan as follows to identify and correct the Error as set forth herein (the “First Amendment”); and

WHEREAS, the Board of Directors has approved this First Amendment in accordance with Section 14.1 of the Plan.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended by this First Amendment, effective as of the date written below, as follows:

1.	The following Section 1.2(ca) is hereby added to the Plan between Sections 1.2(c) and 1.2(d) of the Plan as follows:

“(ca) The words “Business Combination” have the meaning set forth herein in Section 12.1.”

2.	The following Section 1.2(qa) is hereby added to the Plan between Sections 1.2(q) and 1.2(r) of the Plan as follows:

“(qa) The words “Incumbent Board” have the meaning set forth herein in Section 12.1.”

3.	Section 12.1 of the Plan is hereby amended and restated to read, in its entirety, as follows:

“12.1 Change in Control Defined. The words “Change in Control” mean the occurrence during the Term of any of the following events:

(a) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 12.1. This Section 12.1 applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company.

(c) A majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

(d) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, for purposes of this Section 12.1, any acquisition of ownership of stock of the Company by any one person, or more than one person acting as a group, pursuant to a Business Combination shall not constitute a Change in Control. A “Business Combination” shall mean any business transaction such as a reorganization, merger or consolidation involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction involving the Company, if, in each case, immediately following any such business transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of stock of the Company immediately prior to such business transaction beneficially own, directly or indirectly, more than 55% of the combined voting power of the then outstanding shares of stock of the entity resulting from such business transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such business transaction, of the stock of the Company, (B) no one person, or more than one person acting as a group (other than the Company, such entity resulting from such business transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such business transaction), beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of stock of the entity resulting from such business transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such business transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business transaction.

The “Incumbent Board” shall mean those individuals who, as of August 11, 2008, constitute the Board of Directors; provided, however, that any individual becoming a Director subsequent to August 11, 2008 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

For purposes of this Section 12.1, other than the definition of “Business Combination,” (i) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, and (ii) if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.”

4.	Except as amended by this First Amendment, the Plan shall remain in full force and effect.

5.	Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan.

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Executed in Cleveland, Ohio, as of August 11, 2008.

CLEVELAND-CLIFFS INC
By: /s/ Joseph A. Carrabba
Name: Joseph A. Carrabba
Title: Chairman, President and Chief
Executive Officer
And: /s/ George W. Hawk, Jr.
Name: George W. Hawk, Jr.
Title: General Counsel and Secretary